MIDSTATES PETROLEUM COMPANY, INC.
321 SOUTH BOSTON AVE., SUITE 1000
TULSA, OKLAHOMA 74103

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E81462-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MIDSTATES PETROLEUM COMPANY, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Elect eight directors (the "election of directors proposal") to serve until the next annual meeting of Midstates or until the merger is complete whereupon the Midstates board will be reconstituted as described in the joint proxy statement/prospectus;	▯	▯	▯

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) David J. Sambrooks
02) Alan J. Carr
03) Patrice D. Douglas
04) Neal P. Goldman
05) Randal T. Klein
06) Evan S. Lederman
07) David H. Proman
08) Todd R. Snyder

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Approve the issuance of shares of Midstates common stock to stockholders of Amplify Energy Corp. ("Amplify") in connection with the Agreement and Plan of Merger, dated as of May 5, 2019, by and among Midstates, Midstates Holdings, Inc., a direct wholly owned subsidiary of Midstates ("Merger Sub") and Amplify (the "merger agreement"), a copy of which is attached as Annex A to the joint proxy statement/prospectus (the "stock issuance proposal");	▯	▯	▯
3. Approve, on a non-binding advisory basis, the compensation of Midstates' named executive officers, including the compensation that may be paid or become payable to Midstates' named executive officers in connection with the merger (the "executive compensation proposal");	▯	▯	▯
4. Ratify the appointment of Grant Thornton LLP as the Midstates' independent registered public accountants for 2019 (the "auditor ratification proposal"); and	▯	▯	▯
5. Approve the adjournment of the Midstates annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes cast at the Midstates annual meeting to approve the issuance of Midstates common stock to current Amplify stockholders pursuant to the merger agreement (the "Midstates adjournment proposal").	▯	▯	▯

The disinterested members of the Midstates board unanimously recommend that Midstates stockholders vote "FOR" the election of directors proposal, "FOR" the stock issuance proposal, "FOR" the executive compensation proposal, "FOR" the auditor ratification proposal and "FOR" the Midstates adjournment proposal.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Annual Group Meeting of Stockholders of Midstates Petroleum Company, Inc. will be held at [TBD] AM/PM Central Time at the Company's corporate headquarters located at 321 South Boston Avenue, Suite 1000, Tulsa, Oklahoma 74103. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. E81463-TBD MIDSTATES PETROLEUM COMPANY, INC. Annual Meeting of Stockholders [TBD] [TBD] AM/PM 321 South Boston Avenue, Suite 1000, Tulsa, Oklahoma 74103 The undersigned hereby appoints Scott C. Weatherholt, as proxy, with the full power of substitution and revocation, to represent the undersigned and to vote all of the shares of Common Stock of MIDSTATES PETROLEUM COMPANY, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on [TBD], and any adjournment or postponement thereof, upon the matters set forth on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXY WILL VOTE "FOR ALL" ON THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2, 3, 4 AND 5, AND IN HIS DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED. Continued and to be signed on reverse side